EXHIBIT 23



                                                            EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 18, 1993 included in Champion International Corporation's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1992, and incorporated by reference in the Company's Form 10-K for the year ended December 31, 1992 (the "Form 10-K"), and of our report dated January 18, 1993 included in the Form 10-K and to all references to our Firm included in this Registration Statement.

                                Arthur Andersen & Co.

          New York, N.Y.
          February 2, 1994